Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2016 Financial Results

SANTA MONICA, Calif. – February 13, 2017 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and year ended December 31, 2016. A summary of the Company’s Operational and Financial Highlights is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com.
“The fourth quarter capped off another strong year with 29% constant currency revenue growth,” said Adam Miller, the Company’s President and CEO. “We believe the tremendous market opportunity in learning and human capital management, combined with our position as the long-standing talent management leader and our proven ability to innovate, will continue to fuel Cornerstone’s long-term growth and margin expansion.”
Fourth Quarter 2016 Results:

•
Revenue for the fourth quarter of 2016 was $109.0 million, representing a 13.7% increase compared to the same period in 2015. Revenue growth on a constant currency basis represented a 20.4% increase compared to the prior year.[1]

•
Billings were $156.3 million for the fourth quarter of 2016, representing a 10.1% increase compared to the same period in 2015.[1] Billings growth on a constant currency basis represented a 18.4% increase compared to the prior year.[1]

•
The Company’s operating loss for the fourth quarter of 2016 was $(14.5) million, yielding an operating loss margin of (13.3)%, compared to an operating loss of $(14.8) million, yielding an operating loss margin of (15.5)%, for the fourth quarter of 2015. This represents an improvement of 220 basis points year-over-year.

•
Non-GAAP operating income for the fourth quarter of 2016 was $1.6 million, yielding a non-GAAP operating income margin of 1.5%, compared to a non-GAAP operating income of $0.2 million, yielding a non-GAAP operating income margin of 0.2%, for the fourth quarter of 2015.[1] This represents an improvement of 130 basis points year-over-year.

•
The Company’s net loss for the fourth quarter of 2016 was $(18.6) million, or a $(0.33) diluted net loss per share, compared to a net loss of $(18.8) million, or a $(0.35) diluted net loss per share, for the fourth quarter of 2015.

•
Non-GAAP net loss for the fourth quarter of 2016 was $(0.1) million, or a $0.00 non-GAAP diluted net loss per share, compared to a non-GAAP net loss of $(1.2) million, or a $(0.02) non-GAAP diluted net loss per share, for the fourth quarter of 2015.[1]

•	Free cash flow for the fourth quarter of 2016 was $27.5 million compared to free cash flow of $49.2 million for the fourth quarter of 2015.[1]
Fiscal Year 2016 Results:

•
Revenue for the full year of 2016 was $423.1 million, representing a 24.6% increase compared to the same period in 2015. Revenue growth on a constant currency basis represented a 29.1% increase compared to the prior year.[1]

•
Billings were $453.3 million for the full year of 2016, representing a 13.2% increase compared to the same period in 2015.[1] Billings growth on a constant currency basis represented a 20.2% increase compared to the prior year.[1]

•
The Company’s operating loss for the full year of 2016 was $(56.3) million, yielding an operating loss margin of (13.3)%, compared to an operating loss of $(68.7) million, yielding an operating loss margin of (20.2)%, for the full year of 2015. This represents an improvement of 690 basis points year-over-year.

•
Non-GAAP operating income for the full year of 2016 was $7.6 million, yielding a non-GAAP operating income margin of 1.8%, compared to a non-GAAP operating loss of $(15.1) million, yielding a non-GAAP operating loss margin of (4.4)% for the full year of 2015.[1] This represents an improvement of 620 basis points year-over-year.

•
The Company’s net loss for the full year of 2016 was $(66.8) million, or a $(1.20) diluted net loss per share, compared to a net loss of $(85.5) million, or a $(1.58) diluted net loss per share, for the full year of 2015.

•
Non-GAAP net income for the full year of 2016 was $6.4 million, or a $0.11 non-GAAP diluted net income per share, compared to a non-GAAP net loss of $(22.8) million, or a $(0.42) non-GAAP diluted net loss per share, for the full year of 2015.[1]

•	Free cash flow for the full year of 2016 was $12.6 million compared to free cash flow of $14.9 million for the full year of 2015.[1]
“2016 marks a significant milestone for Cornerstone, achieving full year non-GAAP net income for the first time in the Company’s history,” said Brian Swartz, the Company’s CFO. “This was the result of wins across many of our operational excellence initiatives for the year and we believe there are clear opportunities to further improve margins and drive continued profitability in 2017 and beyond.”
Recent Highlights:

•	The Company was recognized as a Leader in both The Forrester WaveTM: Learning and Performance Management, Q4 2016, as well as the 2016 Nucleus Research Talent Management Technology Value Matrix.

•
Western Union, a worldwide leader in payment services, has built an award-winning and dynamic learning and development program using the Company’s software, that not only links directly to business outcomes, but also has created efficiencies and trimmed costs.

•	Canali, an Italian luxury menswear brand, implemented the Company’s unified talent management suite to better recruit, develop and manage its global workforce.

•	The Company ended the fourth quarter of 2016 with 2,918 clients and more than 29.9 million users.[2]
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future. For the first quarter ending March 31, 2017, the Company provides the following outlook:

•	Revenue between $109.0 million and $111.0 million, representing year-over-year growth at the mid-point of 10.8%[3], or 15.9%[4] on a constant currency basis.
For the year ending December 31, 2017, the Company provides the following outlook:

•	Revenue between $475.0 million and $485.0 million, representing year-over-year growth at the mid-point of 13.4%[5], or 16.6%[6] on a constant currency basis.

•	Non-GAAP operating margin of approximately 5.0% to 6.0% of revenue.

•	Non-GAAP net income margin of approximately 4.0% to 5.0% of revenue.

•	Free cash flow margin of approximately 6.0% to 7.0% of revenue.
The Company has not reconciled the guidance for non-GAAP operating margin or non-GAAP net income margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating margin and non-GAAP net income margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the first quarter ending March 31, 2017 and the year ending December 31, 2017 will have a significant impact on the Company’s GAAP operating margin and GAAP net income margin.

1
Billings, financial measures presented on a constant currency basis, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and free cash flow are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

In order to translate the financial outlook for entities reporting in British pounds (GBP) to United States dollars (USD), the following exchange rates have been applied:
3	Exchange rate applied to revenue for the first quarter of 2017	$1.25 USD per GBP
4	Exchange rate from the first quarter of 2016 applied to calculate revenue growth for the first quarter of 2017 on a constant currency basis	$1.43 USD per GBP
5	Exchange rate applied to revenue for fiscal 2017	$1.25 USD per GBP
6	Exchange rate from fiscal 2016 applied to calculate revenue growth for fiscal 2017 on a constant currency basis	$1.35 USD per GBP

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its fourth quarter and fiscal year 2016 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 43721797. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on February 16, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 43721797.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The Company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 2,918 clients worldwide, spanning nearly 30 million users across 191 countries and in 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the human capital management market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions, our ability to realize potential benefits from our recent operational excellence initiatives and changes to our legal structure, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates, including as a result of the “Brexit” vote in the United Kingdom; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings, which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs, (iv) free cash flow margin, which is defined as free cash flow divided by revenue (v) non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding, (vi) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (vii) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (viii) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$83,300	$107,691
Short-term investments	218,791	136,841
Accounts receivable, net	136,657	104,686
Deferred commissions	36,298	35,910
Prepaid expenses and other current assets	18,467	15,297
Total current assets	493,513	400,425

Capitalized software development costs, net	30,683	23,089
Property and equipment, net	23,962	27,021
Long-term investments	41,046	64,247
Intangible assets, net	7,421	16,713
Goodwill	25,894	25,894
Other assets, net	1,110	878
Total Assets	$623,629	$558,267

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$24,392	$18,954
Accrued expenses	47,619	44,111
Deferred revenue, current portion	272,206	237,679
Capital lease obligations, current portion	—	33
Other liabilities	2,094	2,663
Total current liabilities	346,311	303,440

Convertible notes, net	238,435	229,305
Other liabilities, non-current	1,794	3,240
Deferred revenue, net of current portion	10,126	14,460
Total liabilities	596,666	550,445

Stockholders’ Equity:
Common stock	6	5
Additional paid-in capital	476,230	394,089
Accumulated deficit	(453,719)	(386,882)
Accumulated other comprehensive income	4,446	610
Total stockholders’ equity	26,963	7,822
Total Liabilities and Stockholders’ Equity	$623,629	$558,267

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$109,029	$95,862	$423,124	$339,651
Cost of revenue [1,2]	34,778	30,063	135,752	109,864
Gross profit	74,251	65,799	287,372	229,787
Operating expenses:
Sales and marketing [1]	57,405	56,367	225,631	207,026
Research and development [1]	12,050	10,784	46,977	40,991
General and administrative [1]	19,345	13,332	70,956	49,877
Amortization of certain acquired intangible assets	—	150	150	600
Total operating expenses	88,800	80,633	343,714	298,494
Loss from operations	(14,549)	(14,834)	(56,342)	(68,707)
Other income (expense):
Interest income	520	304	1,702	894
Interest expense	(3,272)	(3,163)	(12,924)	(12,506)
Other, net	(1,004)	(759)	1,934	(4,016)
Other income (expense), net	(3,756)	(3,618)	(9,288)	(15,628)
Loss before income tax provision	(18,305)	(18,452)	(65,630)	(84,335)
Income tax provision	(313)	(391)	(1,207)	(1,181)
Net loss	$(18,618)	$(18,843)	$(66,837)	$(85,516)
Net loss per share, basic and diluted	$(0.33)	$(0.35)	$(1.20)	$(1.58)
Weighted average common shares outstanding, basic and diluted	56,300	54,551	55,595	54,171

1	Includes stock-based compensation as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of revenue	$1,255	$1,118	$4,732	$3,887
Sales and marketing	6,456	6,735	25,642	23,604
Research and development	1,809	1,835	7,586	6,010
General and administrative	4,429	2,725	16,739	9,580
Total	$13,949	$12,413	$54,699	$43,081

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of revenue	$2,217	$2,492	$9,132	$9,968

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(18,618)	$(18,843)	$(66,837)	$(85,516)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,525	7,615	32,392	27,512
Accretion of debt discount and amortization of debt issuance costs	2,325	2,213	9,130	8,691
Purchased investment premium, net of amortization	21	356	240	262
Net foreign currency loss (gain)	1,139	(85)	(7)	1,584
Stock-based compensation expense	13,949	12,413	54,699	43,081
Deferred income taxes	(736)	(105)	(736)	(105)
Changes in operating assets and liabilities:
Accounts receivable	(39,148)	(12,314)	(38,092)	(21,837)
Deferred commissions	(4,231)	(8,169)	(2,543)	(10,296)
Prepaid expenses and other assets	184	2,214	(3,623)	(2,575)
Accounts payable	10,876	5,489	5,939	4,444
Accrued expenses	8,938	14,338	3,727	14,724
Deferred revenue	50,869	48,230	43,379	64,774
Other liabilities	(559)	(272)	(2,416)	(947)
Net cash provided by operating activities	33,534	53,080	35,252	43,796
Cash flows from investing activities:
Purchases of investments	(35,542)	(58,192)	(210,534)	(220,383)
Maturities of investments	21,304	56,945	151,533	138,360
Capital expenditures	(1,883)	(627)	(6,228)	(15,633)
Capitalized software costs	(4,173)	(3,287)	(16,409)	(13,283)
Net cash used in investing activities	(20,294)	(5,161)	(81,638)	(110,939)
Cash flows from financing activities:
Repayment of debt	—	(57)	—	(352)
Principal payments under capital lease obligations	—	(17)	(33)	(202)
Proceeds from employee stock plans	5,778	2,362	23,548	11,559
Net cash provided by financing activities	5,778	2,288	23,515	11,005
Effect of exchange rate changes on cash and cash equivalents	(1,008)	(443)	(1,520)	(2,728)
Net increase (decrease) in cash and cash equivalents	18,010	49,764	(24,391)	(58,866)
Cash and cash equivalents at beginning of period	65,290	57,927	107,691	166,557
Cash and cash equivalents at end of period	$83,300	$107,691	$83,300	$107,691
Supplemental cash flow information:
Cash paid for interest	$—	$1	$3,796	$1,915
Cash paid for income taxes	497	311	2,334	1,520
Proceeds from employee stock plans received in advance of stock issuance	489	193	489	193
Non-cash investing and financing activities:
Capitalized assets financed by accounts payable and accrued expenses	$2,080	$705	$2,080	$705
Capitalized stock-based compensation	1,141	814	4,252	2,833

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME (LOSS) MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$109,029	$95,862	$423,124	$339,651
Cost of revenue	34,778	30,063	135,752	109,864
Gross profit	$74,251	$65,799	$287,372	$229,787
Gross margin	68.1%	68.6%	67.9%	67.7%

Cost of revenue	$34,778	$30,063	$135,752	$109,864
Adjustments to cost of revenue:
Amortization of intangible assets	(2,217)	(2,492)	(9,132)	(9,968)
Stock-based compensation	(1,255)	(1,118)	(4,732)	(3,887)
Total adjustments to cost of revenue	(3,472)	(3,610)	(13,864)	(13,855)
Non-GAAP costs of revenue	31,306	26,453	121,888	96,009
Non-GAAP gross profit	$77,723	$69,409	$301,236	$243,642
Non-GAAP gross margin	71.3%	72.4%	71.2%	71.7%

Reconciliation of operating income (loss) and operating income (loss) margin:
Loss from operations	$(14,549)	$(14,834)	$(56,342)	$(68,707)
Operating margin	(13.3)%	(15.5)%	(13.3)%	(20.2)%
Adjustments to loss from operations:
Stock-based compensation	13,949	12,413	54,699	43,081
Amortization of intangible assets	2,217	2,642	9,290	10,568
Total adjustments to loss from operations	16,166	15,055	63,989	53,649
Non-GAAP operating income (loss)	$1,617	$221	$7,647	$(15,058)
Non-GAAP operating income (loss) margin	1.5%	0.2%	1.8%	(4.4)%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET (LOSS) INCOME AND NON-GAAP NET (LOSS) INCOME PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss	$(18,618)	$(18,843)	$(66,837)	$(85,516)
Adjustments to net loss
Stock-based compensation	13,949	12,413	54,699	43,081
Amortization of intangible assets	2,217	2,642	9,290	10,568
Accretion of debt discount and amortization of debt issuance costs [1]	2,325	2,213	9,130	8,691
Fair value adjustment on strategic investments [2]	—	350	150	350
Total adjustments to net loss	18,491	17,618	73,269	62,690
Non-GAAP net (loss) income	$(127)	$(1,225)	$6,432	$(22,826)
Non-GAAP basic net (loss) income per share	$—	$(0.02)	$0.12	$(0.42)
Non-GAAP diluted net (loss) income per share	$—	$(0.02)	$0.11	$(0.42)
Weighted-average common shares outstanding, basic	56,300	54,551	55,595	54,171
Non-GAAP weighted-average common shares outstanding, diluted	56,300	54,551	60,481	54,171

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Unrealized fair value adjustment recorded for our strategic investment in a debt security of a privately-held company.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BILLINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2016

Revenue		$109,029
Deferred revenue at September 30, 2016	$235,067
Deferred revenue at December 31, 2016	282,332
Change in deferred revenue		47,265
Billings		$156,294

	Deferred Revenue Balance	Three Months Ended December 31, 2015

Revenue		$95,862
Deferred revenue at September 30, 2015	$205,996
Deferred revenue at December 31, 2015	252,139
Change in deferred revenue		46,143
Billings		$142,005

Percentage period-over-period increase in billings for the three months ended December 31, 2016		10.1%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended December 31, 2016 [1]		18.4%
Percentage period-over-period increase in revenue for the three months ended December 31, 2016		13.7%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended December 31, 2016 [1]		20.4%

	Deferred Revenue Balance	Year Ended December 31, 2016

Revenue		$423,124
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at December 31, 2016	282,332
Change in deferred revenue		30,193
Billings		$453,317

	Deferred Revenue Balance	Year Ended December 31, 2015

Revenue		$339,651
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at December 31, 2015	252,139
Change in deferred revenue		60,803
Billings		$400,454

Percentage period-over-period increase in billings for the year ended December 31, 2016		13.2%
Percentage period-over-period increase in billings on a constant currency basis for the year ended December 31, 2016 [1]		20.2%
Percentage period-over-period increase in revenue for the year ended December 31, 2016		24.6%
Percentage period-over-period increase in revenue on a constant currency basis for the year ended December 31, 2016 [1]		29.1%

1
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in British pounds are translated into the United States dollars at the prior period exchange rates of $1.52 USD per GBP for the three months ended December 31, 2016 and $1.53 USD per GBP for the year ended December 31, 2016, as opposed to the actual exchange rates in effect for the current period of $1.24 USD per GBP for the three months ended December 31, 2016 and $1.35 USD per GBP for the year ended December 31, 2016.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$33,534	$53,080	$35,252	$43,796
Capital expenditures	(1,883)	(627)	(6,228)	(15,633)
Capitalized software costs	(4,173)	(3,287)	(16,409)	(13,283)
Free cash flow	$27,478	$49,166	$12,615	$14,880
Free cash flow margin	25.2%	51.3%	3.0%	4.4%

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand